EXHIBIT 10.2

Employment Agreement
--------------------

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and among THEODORE FARNSWORTH , an individual residing in the State of Florida whose social security number is ____________ (the "Employee"); Xstream Beverages Group, Inc., a Nevada corporation ("Xstream"); Xstream and the Employee being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:
                                   -----------

                                   ARTICLE ONE
                       TERM, RENEWALS, EARLIER TERMINATION
                       -----------------------------------

1.1      TERM

         Subject to the provisions set forth herein, the term of the Employee's employment hereunder shall be deemed to have commenced as of February 1, 2002 and shall continue until December 31, 2004.

1.2      RENEWALS

         (a) This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

         (b) In the event that in conjunction with a renewal of this Agreement, a Party desires a modification of the terms of this Agreement that are not of general application (e.g., the provisions pertaining to salary, commissions, etc.), then:

         (1) Such Party shall provide the other with a written notice specifying the requested modifications (the "Modification Request Notice") on or before the 45th day prior to termination of the then current term which;

         (2) If the modifications specified in the Modifications Request Notice are accepted in writing by the other Party prior to expiration of the then current term, the Modifications Request Notice shall be deemed a written amendment to this Agreement, effective as of the first day of the new renewal term;

         (3) If the Party receiving the Modifications Request Notice finds the proposed modifications unacceptable, it may initiate negotiations to reach compromise modifications with the Party providing the Modifications Request Notice, which must be concluded and reflected in a written amendment to this Agreement prior to the end of the then current term, failing which, the provisions of Section 1.2(B)(4) will be deemed in effect;

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         (4) If the modifications specified in the Modifications Request Notice are not accepted in writing by the other Party prior to expiration of the then current term, the Modifications Request Notice shall be deemed a Notice of Termination and this Agreement will expire effective as of the close of business on the last day of the then current term.

1.3      EARLIER TERMINATION

         Xstream shall have the right to terminate this Agreement prior to the expiration of its Term or of any renewals thereof:

         (a)      For Cause:

                  (1) Xstream may terminate the Employee's employment under this Agreement at any time for cause.

                  (2) Such termination shall be evidenced by written notice thereof to the Employee, which notice shall specify the cause for termination.

                  (3)      For purposes hereof, the term "cause" shall mean:

                           (A) The inability of the Employee, through sickness or other incapacity, to discharge his duties under this Agreement for 90 or more consecutive days or for a total of 180 or more days out of a period of 270 days;

                           (B) The failure of the Employee to abide by the directions of Xstream's board of directors;

                           (C) Dishonesty; theft; insubordination or conviction of a crime;

                           (D) Material default in the performance of the Employee's obligations, services or duties required under this Agreement (other than due to illness) or material breach of any provision of this Agreement, which default or breach has not been completely remedied within five days after written notice of such default or breach.

         (b)      Deterioration or Discontinuance of Business:

                  (1) In the event that Xstream discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization or merger of Xstream shall not be deemed a termination of its business.

         (c)      Death:

         This Agreement shall terminate immediately on the death of the Employee; however, all accrued compensation at such time shall be promptly paid to the Employee's estate.

         (d)      Options:

         If within 120 days of execution of this Agreement, the Agreement is terminated by either



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party either with or without cause, then in that event all stock options granted to the Employee as more fully in Article III shall be null and void.

         If this Agreement is terminated either with or without cause after 60 days following execution, then all options granted to the Employee hereunder shall be fully vested.


1.4      SEVERANCE PAYMENTS AND ALTERNATIVES TO TERMINATION

         In the event this Agreement is terminated for reasons other than for cause as described in Section 1.3(a)(3)(b) or (c) above, the Employee shall be entitled to receive:

         (A) All salaries and reimbursements earned through the date of termination;

         (B) Pay to the Employee an amount equal to the greater of 200% of the Employee's then prevailing salary or the remaining compensation due under this Agreement whichever is less;

         (C) Continue to provide the Employee with those medical, life and disability insurance benefits, if any, which are provided to the Employee as of the last date of employment and continue for a period of one year following the last date of employment with the Xstream;

         (D) The Employee shall have the right to exercise all stock options, warrants and other rights to acquire Common Stock or other securities of the Company granted to the Employee by the Company prior thereto for the greater of the Noncompete Period (as defined below) or, with respect to such options, warrants or rights the remaining period to exercise said options or warrants

         (E) In the event of a change in control (as defined below), Employee shall have the option at any time after the date that the change in control occurs to terminate his employment. Under such a change in control termination, the Employee will receive from the Company compensation in the amount equal to
2.99 times the Base Salary, less any Base Salary paid to him from the date of the change in control to the date of termination. The Employee shall have the option to receive this change in control payment in (i) equal installments in the same amount and at the same periodic intervals as if Employee had remained employed by the Company or (ii) in a single lump sum payment. A Change in Control shall mean the occurrence of any event resulting in the current control shareholders individually or collectively beneficially own less than 50% of the then outstanding common stock.

1.5      FINAL SETTLEMENT

         Upon termination of this Agreement the Employee or the Employee's representative shall execute and deliver to Xstream on a form prepared by Xstream, a release of all claims except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Xstream all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.



                                   ARTICLE TWO
                               SCOPE OF EMPLOYMENT

                Please Initial: Xstream : ____ The Employee: ___
     ======================================================================

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2.1      RETENTION

         Xstream hereby hires the Employee and the Employee hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.


2.2      GENERAL DESCRIPTION OF DUTIES

         The Employee shall perform the duties generally associated with overseeing the operations of the Company including but not limited to developing a business plan, investigating prospective acquisition candidates, oversee operations in each targeted company, developing an operating budget, meet with investment bankers, oversee human resource needs to the extent required to integrate various operating subsidiaries and such other matters as may reasonably be directed by the Board of Directors.


2.3      STATUS.

         (A) The Employee shall serve as the CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF OPERATING OFFICER .

         (B) The Employee shall oversee all operational issues related to the ongoing business needs of the Company. The Employee shall at all times be accountable to the Company's Board of Directors. The Employee is expected to work a minimum of 35 hours per week and devote his full time and attention to the operations of the Company. However, nothing shall prohibit the Employee from engaging in charitable and civic activities and managing his personal passive investments, provided that such passive investments are not in a company which competes in a business similar to that of the Company's business.

         (C) The Employee hereby represents and warrants to Xstream that he is subject to no legal, self regulatory organization (e.g., National Association of Securities Dealers, Inc.'s bylaws) or regulatory impediments to the provision of the services called for by this Agreement, or to receipt of the compensation called for under this Agreement or any supplements thereto; and, the Employee hereby irrevocably covenants and agrees to immediately bring to the attention of Xstream any facts required to make the foregoing representation and warranty continuingly accurate throughout the term of this Agreement, or any supplements or extensions thereof.

2.4      EXCLUSIVITY

         (a) Unless specifically authorized by this Agreement or is otherwise authorized by Xstream's board of directors, on a case by case basis, in writing, all of the Employee's business time shall be devoted exclusively to the affairs of Xstream.

         (b) Without limiting the generality of the foregoing, the Employee covenants to perform the employment duties called for hereby in good faith, devoting substantially all business time,

                Please Initial: Xstream : ____ The Employee: ___
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energies and abilities thereto and will not engage in any other business or commercial activities for any person or entity without the prior written consent of Xstream.

2.5      LIMITATIONS ON SERVICES

(a) The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc., in-house "due diligence" or "compliance" departments of Licensed Securities Firms, etc.; accordingly, the Employee agrees that he will not:

         (1) Release any financial or other material information or data about Xstream without the prior written consent and approval of Xstream's General Counsel or Securities Counsel;

         (2) Conduct any meetings with financial analysts without informing Xstream's General Counsel and board of directors in advance of the proposed meeting and the format or agenda of such meeting.

(b) In any circumstances where the Employee is describing the securities of Xstream to a third party, the Employee shall disclose to such person any compensation received from Xstream to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended.

(c) In rendering his services, the Employee shall not disclose to any third party any confidential non-public information furnished by Xstream or otherwise obtained by it with respect to Xstream, except on a need to know basis, and in such case, subject to appropriate assurances that such information shall not be used, directly or indirectly, in any manner that would violate state or federal prohibitions on insider trading of Xstream's securities.

(d) The Employee shall not take any action which would in any way adversely affect the reputation, standing or prospects of Xstream or Xstream or which would cause Xstream to be in violation of applicable laws.

                                  ARTICLE THREE
                                  COMPENSATION

3.1      COMPENSATION

         As consideration for the Employee's services to Xstream the Employee shall be entitled to the following compensation:



                Please Initial: Xstream : ____ The Employee: ___
     ======================================================================

         The Employee's salary during the first year of this agreement shall be $150,000 (the "Base Salary"). The Base Salary shall be increased by ten percent per annum (10%) in each of the subsequent years of employment. shall receive an annual base salary of $150,000. In addition to the


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Base Salary, the Employee shall be entitled to receive such bonuses as may be determined by the Company's Board of Directors. The Base Salary shall be payable in accordance with the Company's customary payroll practices and procedures and shall be prorated for any partial year during the Term.

3.2      BENEFITS

         (A) The Employee shall be entitled to any benefits generally made available to all other employees including without limitation medical, disability and life insurance plans and programs established by the Company subject however to any eligibility requirements and other provisions of such plans. The Employee shall also be entitled to receive such fringe benefits as may be generally provided by the Company from time to time to its employees, in accordance with the policies of the Company in office from time to time. Th Company will also attempt to secure for the Employee and other members of the Board of Directors, directors and officers insurance in an amount deemed reasonable by the Board of Directors.

         (B) If deemed appropriate under the circumstances by Xstream's board of directors, an expense allowance in an amount established from time to time by Xstream's board of directors for traveling, telephone and other direct business expenses required in connection with the performance of the Employee's duties hereunder, the amount of the allowance being limited to actual expenditures verified and documented as required by Xstream for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations; provided that, without the prior consent of Xstream's stockholders, such expense allowance may not exceed $1,000 during any consecutive 30 day period.

         (C) The Employee shall be entitled to four (4) weeks paid vacation annually, to be take at such time(s) as shall not, in the reasonable judgment of the Company's Board of Directors , interfere with the fulfillment of the Employee's duties under this Agreement. The Employee shall be entitled to as many holidays, sick days and personal days as are generally provided from time to time to its employees in accordance with the Company's policies in effect from time to time.

         (D) The Employee shall be entitled to receive an automobile allowance in an amount of $1,000 per month, which amount may be applied by the Company toward the leasing of an automobile by the Company for the Employee, or may be given directly to the Employee to reimburse the Employee for the purchase or lease of an automobile, as the parties may agree. In addition, the Company shall pay or reimburse the Employee for all reasonable trave, entertainment, and other expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies and procedures established by the Board of Directors.


         (E) Effective June 1, 2002 the Company shall grant to the Employee incentive stock options subject to the following terms and conditions:


                Please Initial: Xstream : ____ The Employee: ___
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(a)      Upon execution of this Agreement, the Employee shall be granted an option to purchase 5 million shares of the Company's common stock at $1.75 per share.

(b) Employee shall also be entitled to additional stock options based upon the Company's performance.

         (a) If during calendar year 2002 the Company's gross sales are greater than $2.5 million but less than $6 million, Employee shall be granted an option to purchase 500,0000 shares of common stock at $1.75 per shares.

         (b) If during calendar year 2002 the Company's gross sales are greater than $6 million Employee shall be granted an option to purchase 1,000,000 shares of common stock at $1.75 per shares.

         (c) If during calendar year 2003 the Company's gross sales are greater than $8 million but less than $15 million, Employee shall be granted an option to purchase 1,000,000 shares of common stock at $1.75 per shares.

         (d) If during calendar year 2003 the Company's gross sales are greater than $15 million Employee shall be granted an option to purchase 2,000,000 shares of common stock at $1.75 per shares.

         (e) If during calendar year 2004 the Company's gross sales are greater than $22 million but less than $35 million, Employee shall be granted an option to purchase 1,000,000 shares of common stock at $1.75 per shares.

         (f) If during calendar year 2004 the Company's gross sales are greater than $22 million Employee shall be granted an option to purchase 2,000,000 shares of common stock at $1.75 per shares.

All options to be granted hereunder shall contain a cashless exercise provision in the sole and absolute discretion of the Board of Directors.


                Please Initial: Xstream : ____ The Employee: ___
     ======================================================================


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3.3      INDEMNIFICATION

         Xstream will defend, indemnify and hold the Employee harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of Xstream, its affiliates or for other persons or entities at the request of the board of directors of Xstream, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for the Employee to incur any out of pocket expenses; provided, however, that the Employee permits the majority stockholders of Xstream to select and supervise all personnel involved in such defense and that the Employee waive any conflicts of interest that such personnel may have as a result of also representing Xstream, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  ARTICLE FOUR
                                SPECIAL COVENANTS

4.1      CONFIDENTIALITY, NON-CIRCUMVENTION AND NON-COMPETITION

         During the term of this Agreement, all renewals thereof and for a period of two years after its termination, the Employee hereby irrevocably agrees to be bound by the following restrictions, which constitute a material inducement for Xstream's entry into this Agreement:

(a) Because the Employee will be developing for Xstream, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Xstream's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; as material inducement to the entry into this Agreement by Xstream, the Employee hereby covenants and agrees not to personally use, divulge or disclose, for any purpose whatsoever, directly or indirectly, any of such confidential information during the term of this Agreement, any renewals thereof, and for a period of two years after its termination.

(b) The Employee hereby covenants and agrees to be bound as a fiduciary of Xstream, as if the Employee were a partner in a partnership bound by the partnership opportunities doctrine, as such concept has been judicially and legislatively developed in the State of Florida, and consequently, without the prior written consent of Xstream, on a specific, case by case basis, the Employee shall not, among other things, directly or indirectly:

         (1) Engage in any activities, whether or not for profit, competitive with Xstream's business.

         (2) Solicit or accept any person providing services to Xstream, whether as an employee, consultant or independent contractor, for employment or provision of services.


                Please Initial: Xstream : ____ The Employee: ___
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         (3) Induce any client or customer of Xstream to cease doing business with Xstream or to engage in business with any person engaged in business activities that compete with Xstream's business.

         (4) Divert any business opportunity within the general scope of Xstream's business and business capacity, to any other person or entity.

4.2      SPECIAL REMEDIES

         In view of the irreparable harm and damage which would undoubtedly occur to Xstream as a result of a breach by the Employee of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Xstream's interests, the Employee hereby covenants and agrees that Xstream shall have the following additional rights and remedies in the event of a breach hereof:

(a) In addition to and not in limitation of any other rights, remedies or damages available to Xstream, whether at law or in equity, it shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him and the Employee hereby consents to the issuance of such a permanent injunction; and

(b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Xstream may sustain prior to the effective enforcement of such injunction, the Employee hereby covenants and agrees to pay over to Xstream, in the event the employee violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

         (1) Any payment or compensation of any kind received by the Employee or by persons affiliated with or acting for or with the Employee, because of such violation before the issuance of such injunction, or

         (2) The sum of Ten Thousand ($10,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Xstream as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Xstream for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Xstream from the injury caused by such breaches would be injunctive relief.

4.3      CUMULATIVE REMEDIES.

         The Employee hereby irrevocably agrees that the remedies described in
Section 4.2 shall


                Please Initial: Xstream : ____ The Employee: ___
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be in addition to, and not in limitation of, any of the rights or remedies to which Xstream is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      ACKNOWLEDGMENT OF REASONABLENESS

(a) The Employee hereby represents, warrants and acknowledges that having carefully read and considered the provisions of this Article Four, the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Xstream, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Employee hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Employee hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(b) In determining the nature of this limitation, the Employee hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to circumvent, disclose or compete be imposed and maintained to the greatest extent possible.


4.5      UNAUTHORIZED ACTS

         The Employee hereby covenants and agrees not do any act or incur any obligation on behalf of Xstream except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action or reasonably inferred therefrom.


4.6      COVENANT NOT TO DISPARAGE

         The Employee hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, he will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about Xstream, its constituent members, or their officers, directors, stockholders, employees, agent or affiliates, whether related to the business of Xstream, to other business or financial matters or to personal matters.


                                  ARTICLE FIVE
                                  MISCELLANEOUS

5.1      NOTICES

(a) (1) All notices, demands or other communications hereunder shall be in writing, and


                Please Initial: Xstream : ____ The Employee: ___
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unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the Employee:

                               THEODORE FARNSWORTH
                                 2398 Areca Palm
                            Boca Raton, Florida 33432

To Xstream:

XSTREAM BEVERAGE GROUP, INC.

                            805 East Hillsboro Blvd.
                                  Second Floor
                         Deerfield Beach, Florida 33441


         (2) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

5.2      AMENDMENT

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b) This Agreement may not be modified without the consent of a majority in interest of Xstream's Board of Directors.


5.3      MERGER

(a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4      SURVIVAL

         The several representations, warranties and covenants of the Parties contained herein shall


                Please Initial: Xstream : ____ The Employee: ___
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survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5      SEVERABILITY

         If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6      GOVERNING LAW AND VENUE.

         This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7      LITIGATION

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1) (A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida.

             (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period.

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida.

         (3) (A) Expenses of mediation shall be borne by Xstream, if successful.

             (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.


                Please Initial: Xstream : ____ The Employee: ___
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             (C) If the terms of the arbitration award does not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

5.8      BENEFIT OF AGREEMENT

(a) This Agreement may not be assigned by the Employee without the prior written consent of Xstream.

(b) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9      CAPTIONS

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     NUMBER AND GENDER

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     FURTHER ASSURANCES

         The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     STATUS

         Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in Xstream.

5.13     COUNTERPARTS

(a)      This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind


                Please Initial: Xstream : ____ The Employee: ___
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the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.


In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence

THE EMPLOYEE


/s/Theodore Farnsworth
--------------------------                            --------------------------
THEODORE FARNSWORTH
Dated:   February 1, 2002


XSTREAM BEVERAGE  GROUP, INC.
 A NEVADA CORPORATION.

/s/ Edward Arioli
--------------------------
BY:
EDWARD ARIOLI, PRESIDENT
(CORPORATE SEAL)
                                             Attest:  __________________________


Dated:   February 1, 2002





                Please Initial: Xstream : ____ The Employee: ___
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